                                                                     EXHIBIT 5.1

               CURTIS, MALLET-PREVOST, COLT & MOSLE LLP LETTERHEAD



                                  February 15, 2005



Century Aluminum Company
2511 Garden Road, Suite 200
Monterey, CA 93940


Ladies and Gentlemen:

         We have acted as special counsel to Century Aluminum Company, a Delaware corporation (the "Company"), and Berkeley Aluminum, Inc., Century Aluminum Holdings, Inc., Century Aluminum of West Virginia, Inc., Century Kentucky, Inc., Century Louisiana, Inc. and Skyliner, Inc., each a Delaware corporation, Hancock Aluminum LLC and Virgin Islands Alumina Corporation LLC, each a Delaware limited liability company, Metalsco, Ltd., a Georgia corporation, and NSA, Ltd., a Kentucky limited partnership (each individually referred to as a "Guarantor" and collectively as the "Guarantors") in connection with the preparation of a Registration Statement on Form S-1 (Registration Statement No. 333-121255; as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's $175,000,000 aggregate principal amount of 1.75% Convertible Senior Notes due August 1, 2024 (the "Notes") and shares of the Company's Common Stock, $.01 par value (the "Common Stock") issuable upon conversion of the Notes. The Notes are guaranteed (each, a "Guarantee") on a joint and several basis by the Guarantors.

         In connection herewith, we have examined and relied upon the Restated Certificate of Incorporation, the Amended and Restated By-Laws and minute books of the Company, the Indenture, dated as of August 9, 2004 (as amended and supplemented, the "Indenture") among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies. We also have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and by any of the Guarantors that is not organized under the laws of Delaware.

Century Aluminum Company
February 15, 2005
Page 2


         Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth therein, it is our opinion that:

1. The Notes constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, and each Guarantee constitutes a legal, valid and binding obligation of the respective Guarantor entitled to the benefits of the Indenture, in each case subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to preferences and fraudulent transfers), moratorium and similar laws affecting creditors' rights generally and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether enforcement is considered in a proceeding in equity or at law, to the discretion of the court before which any proceeding therefor may be brought, to the extent that rights to indemnity may be limited by United States federal or state securities laws or the public policy underlying such laws, and to the extent that any waiver of rights or defenses contained in the Indenture or the Notes may be limited by applicable law and public policy considerations.

2. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         This opinion is limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

         We hereby consent to the reference to our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                   Very truly yours

                                   /s/ Curtis, Mallet-Prevost, Colt & Mosle LLP
                                   --------------------------------------------